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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our reports each dated February 28, 2005 relating to the consolidated financial statements of Teekay Shipping Spain S.L. and the consolidated financial statements of Teekay Luxembourg S.A.R.L. and our report dated October 28, 2005 relating to the financial statement of Teekay GP L.L.C., in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-129413) and related Prospectus of Teekay LNG Partners L.P. for the registration of 4,000,000 common units representing limited partnership interests.


Vancouver, Canada                                          /s/ Ernst & Young LLP
November 14, 2005                                          Chartered Accountants